Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 filed on Form S-1 to the Registration Statement on Form S-2 (Registration No. 333-106033) of Cambridge Heart, Inc. of our report dated March 30, 2006 relating to the financial statements, which appears in Cambridge Heart, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Vitale, Caturano & Company, Ltd.

Boston, Massachusetts

May 8, 2006